                                                                    EXHIBIT 10.7

================================================================================

                               LICENSE AGREEMENT

                                    between

                             ALFA WASSERMANN S.p.A

                                      and

                                  PARTEC LTD

================================================================================

                      Addendum No. 1 to License Agreement
                      -----------------------------------

This addendum (hereinafter referred to as this "Addendum"), effective as of December 11, 1998, is entered into by and between ALFA WASSERMAN S.p.A., an Italian company with registered offices in Contrada Sant'Emidio s/n, 65020 Alanno Scalo (PE) (the "Licensor") and PARTEC Ltd., a company duly organized and existing under the laws of the State of Israel with registered offices in Jaffa Road, Sha'arei Ha'ir, Jerusalem 94383 Israel (the "Company").

WHEREAS the Licensor and the Company executed a License Agreement (the "Agreement") on November 12, 1998, pursuant to which the Company was given an exclusive license as set forth in Article 2 of the Agreement, such exclusivity being limited to the United States, Canada, Japan, Australia, New Zealand and South Africa (the "Territory");

WHEREAS the parties desire to expand the definition of the Territory as set forth in this Addendum; and

WHEREAS the Agreement also incorrectly described several of the patents being licensed to the Company.

NOW, THEREFORE, it is agreed as follows:

1.    Paragraph 1.8 of the Agreement shall be amended as follows:

      "Territory" shall mean the United States, Canada, Japan, Australia, New Zealand, South Africa and Israel.

2.    The following changes shall be made in Schedule A to the Agreement:

          a. In paragraph 7, change "-L-galacturonic acid" to "(alpha)-L-galacturonic acid."

          b. In paragraph 8, change "Hepatran" to "Heparan" and "(alpha)- Liduronic-20-sulface acid" to "(alpha)-Liduronic-2-0-sulfate acid."

          c.    In paragraph 10, change "Neuropathy" to "Nephropathy."

3. All other provisions of the Agreement shall remain as set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum in triplicate by proper persons thereunto duly authorized.

COMPANY                                 LICENSOR


By: /s/ Andrea Golinelli                By: /s/ Morris Laster
    -----------------------------           --------------------------
Name: Andrea Golinelli                  Name: Morris Laster
Title: General Manager                  Title: CEO
       International Division
       Alfa Wasserman SpA

                                     INDEX
                           of the LICENSE AGREEMENT
                                    between
                             ALFA WASSERMANN S.p.a
                                      and
                                  PARTEC LTD

LICENSE AGREEMENT ...........................................................  1
ARTICLE 1 - DEFINITIONS .....................................................  1
ARTICLE 2 - GRANT ...........................................................  3
ARTICLE 3 - DUE DILIGENCE ...................................................  5
ARTICLE 4 - ROYALTIES AND OTHER CONSIDERATION ...............................  5
ARTICLE 5 - REPORTS AND RECORDS .............................................  8
ARTICLE 6 - PATENT PROSECUTION AND MAINTENANCE ..............................  9
ARTICLE 7 - TERMINATION ..................................................... 10
ARTICLE 8 - ARBITRATION ..................................................... 11
ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS .................................. 12
ARTICLE 10 - LIMITATION OF LIABILITY, INDEMNITY ............................. 13
ARTICLE 11 - ASSIGNMENT ..................................................... 14
ARTICLE 12 - PAYMENT OF FEES AND EXPENSES ................................... 14
ARTICLE 13 - USE OF NAMES AND PUBLICATION ................................... 14
ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS ..................... 15
ARTICLE 15 - CONFIDENTIALITY ................................................ 16
ARTICLE 16 - MISCELLANEOUS PROVISIONS ....................................... 17
SCHEDULE A ..................................................................  a
SCHEDULE B ..................................................................  i
SCHEDULE C ..................................................................  i
SCHEDULE D ..................................................................  i

                               LICENSE AGREEMENT
                               -----------------

This License Agreement (hereinafter referred to as this "Agreement"), effective as of November 12, 1998 (the "Effective Date"), is entered into by and between ALFA WASSERMANN S.p.A, an Italian company with registered office in Contrada Sant'Emidio s/n 65020 Alanno Scalo (PE), (the "Licensor") and PARTEC Ltd., a corporation duly organized and existing under the laws of the State of Israel with registered office in Jaffa Road, Shar'Arei Ha'ir, Jerusalem, 94383, (the "Company").

WHEREAS, the Licensor is the owners of the Patents and Patent Applications set forth in Schedule A attached hereto, which are based on inventions and confidential information discovered by the Licensor (the "Invention"); and

WHEREAS, the Licensor may discover or develop additional intellectual property, technical information or proprietary rights that may be subject to the terms of this Agreement; and

WHEREAS, the Company now desires to obtain a license to the Invention and to any further developments to the Invention, upon the terms and conditions hereinafter set forth,

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1 - DEFINITIONS
-----------------------

For the purposes of this License Agreement, the following words and phrases shall have the following meanings:

1.1 "Affiliate" shall mean, with respect to any Entity (as hereinafter defined), any Entity that directly or indirectly controls, is controlled by, or is under common control with such Entity.

1.1.1 "Control" shall mean, for this purpose, direct or indirect control of more than fifty percent (50%) of the voting securities of an Entity or, if such Entity does not have outstanding voting securities, more than 50% of the directorships or similar positions with respect to such Entity.

1.1.2 "Entity" shall mean any corporation, association, joint venture, partnership, trust, university, business, individual, government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing.

1.2 "Patent Rights" shall mean all patents and patent applications set forth in Schedule A;

1.2.1 Any other patent applications and/or patents together with any and all patents issuing thereon including continuation, divisionals and re-issue applications and continuation-in-part applications and any patents granted upon such applications, based upon inventions or improvements discovered by Licensors any and all of which shall be deemed added to Schedule A;

1.2.2 Any later-filed patent applications based on the patent applications and/or patents listed in Schedule A, or corresponding thereto, including any continuations, continuations-in-part, divisionals, reissues, reexaminations, or extensions thereof;

1.2.3 Any patents issuing from any of the foregoing; and

1.2.4 Any trademark applications filed by or on behalf of the Licensors related to the Invention. The Licensor reserves the rights to decide whether to allow the Company to use its trademarks/tradenames already filed/used outside the Territory within one year from the execution of this Agreement. It would be the Company's obligation to file and keep alive, at its own costs and responsibility, any trademark of any Licensed Products in the Territory.

1.3 "Know-how" shall mean all tangible information (other than that contained in the Patent Rights) whether patentable or not (but which has not been patented) and physical objects related to the Invention or to a Licensed Product (as defined below), including but not limited to formulations, materials, data, drawings and sketches, designs, testing and test results, and regulatory information of a like nature, owned by the Licensor on or after the Effective Date, which the Licensor has the right to disclose and license to the Company.

1.4   "Licensed Product(s)" shall mean:

1.4.1 Any product which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the product is made, used, leased or sold;

1.4.2 Any product which is manufactured using a process which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the process is used;

1.4.3 Any product which is used according to a method which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the method is used.

1.5 "Licensed Process(es)" shall mean any process or method, which is covered, in whole, or in part, by a valid and unexpired claim contained in the Patent Rights in the country in which the process or method is used.

1.6 "Net Sales" shall mean the sum of all sales prices invoiced or otherwise charged on final sale of Licensed Products or practice of Licensed Processes by or on behalf of the Company or any of its Affiliates, less only the sum of the following:

1.6.1    Usual cash and trade discounts to customers;

1.6.2 Sales, tariff duties, use taxes, sales taxes, excise taxes, value-added taxes and/or other taxes directly imposed and with reference to particular sales;

1.6.3    Delivery charges;

1.6.4    Amounts allowed or credited on returns; and

1.6.5    Social insurance discounts.

1.7 "Field of Use" shall mean the use of the Invention for the treatment of diabetic nephropathy, diabetic neuropathy and diabetic retinopathy.

1.7(a) The "Field of Not Novel Indications" shall mean: aterosclerosis, peripheral arterial obstructive disease, venous leg ulcer, cerebral vascular disease, myocardial infarction, lymphedema, idiopatic urticaria and interstitial cystitis.

1.8 "Territory" shall mean the United States, Canada, Japan, Australia, New Zealand and South Africa

ARTICLE 2 - GRANT
-----------------

2.1 The Licensor hereby grants to the Company and the Company accepts, subject to the terms and conditions of this Agreement, an exclusive license in the Territory to practice under the Patent Rights and to utilize the Know-how in the Field of Use, and to register, make, have made, lease, use, market and/or sell Licensed Products and to practice Licensed Processes, until expiration or termination of the Patent Rights as hereinafter provided.

2.2 To the Licensor's knowledge and belief, the Licensor has all right, title, and interest in and to the Patent Rights, including exclusive, absolute, irrevocable right, title and interest thereto, free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever and to the Licensor's knowledge and belief there are no licenses, options, restrictions, liens, rights of third parties, disputes, royalty obligations, proceedings or claims relating to, affecting, or limiting its rights or the rights of the Company under this Agreement with respect to, or which may lead to a claim of infringement or invalidity regarding, any part or all of the Patent Rights and their use as contemplated in the underlying patent applications as presently drafted.

2.3 To the Licensor's knowledge and belief there is no claim, pending or threatened, of infringement, interference or invalidity regarding, any part or all of the Patent Rights and their use as contemplated in the underlying patent applications as presently drafted.

2.4 The Licensor has disclosed certain information to the Company subject to the terms of the Confidentiality Agreement entered into prior to the execution of this Agreement, some of which information may have been made available to the public without restriction. Accordingly, attached hereto as Schedule B is a list of all prior written publications, oral presentations and any other public disclosure of the Patent Rights and/or information covered by Know-how.

2.5 The Licensor hereby grants to the Company the right to grant sublicenses to third-parties under the license granted hereunder.

2.5.1 Within 30 days after execution or receipt thereof, as applicable, the Company shall provide the Licensor with a copy of each sublicense issued hereunder and shall deliver copies of all royalty reports received by the Company from such sublicensees.

2.5.2 Upon termination of this Agreement other than by expiration in accordance with paragraph 7.6, any and all sublicenses shall survive such termination provided that the Company's commitments to such sublicensees shall not exceed the Company's rights from the Licensor pursuant to this Agreement.

2.6 The Licensor shall, within 75 days of the development thereof, provide the Company with any and all Know-how related to the Invention that the Licensor develops at any time subsequent to the Effective Date ("Subsequent Indication"). The Licensor hereby grants to the Company the right to use any such Subsequent Indication in the Territory pursuant to the terms of this Agreement.

2.7 At the request of the Company, the Licensor agrees to use its good relationship with Opocrin S.p.A., Via Pacinotti 3, 41040 Corlo di Formigine (Modena), Italy, to aid the Company in securing the production of sulodexide.

2.8 The Licensor acknowledges and agrees that any use of the Invention outside the Field of Use for any indication other than intraperitoneal dialysis and the Field of Not Novel Indications that is discovered by the Company shall be and remain the property of the Company and the Company shall enjoy exclusive, worldwide rights to such indication.

2.9 The Company hereby grants to the Licensor right of first negotiation for a period of 90 days to negotiate in good faith a license agreement for use of the Invention for any new indication (other than intraperitoneal dialysis) discovered by the Company during the Term of this Agreement.

ARTICLE 3 - DUE DILIGENCE
-------------------------

The Company shall use its reasonable best efforts to bring Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent development program of commercial exploitation of the Patent Rights and Know-how, including compliance with the milestones set forth in Schedule C. The Company shall continue active, diligent marketing efforts for the Licensed Products or Licensed Processes throughout the life of this Agreement.

ARTICLE 4 - ROYALTIES AND OTHER CONSIDERATION
---------------------------------------------

4.1 In consideration of the rights, privileges and license granted hereunder, the Company shall pay to the Licensor as set forth in, and in accordance with the provisions of, this Article 4 until termination or expiration of this Agreement pursuant to Article 7 hereof.

4.2 The Company shall pay to the Licensor and/or its representatives a non-refundable quarterly royalty in an amount equal to *** of Net Sales by the Company, or any Affiliate of the Company, of Licensed Products or Licensed Processes covered by at least one issued and unexpired claim under the Patent Rights.

4.3 The Company shall pay to the Licensor a non-refundable quarterly royalty in an amount equal to the lesser of (a) *** of the royalties received by Licensee or its Affiliate from sales by any sublicensee of Licensed Products or Licensed Processes and (b) *** of Net Sales by any such sublicensee.

4.4 In addition, the Company shall pay to the Licensor *** of all lump-sum payments received by the Company or an Affiliate from its sublicensees for the use, lease or sale of Licensed Products and Licensed Processes, excluding (a) payments used or reimbursed for research and development and (b) payments received from the issuance of debt or equity securities of the Company.

4.5 The Company agrees to pay to the Licensor the Milestone Payments set forth on Schedule C attached hereto, which shall be deducted from or credited against, as the case may be, payments made in accordance with section 4.4 above.

4.6 On each anniversary of the Effective Date, the Company shall pay to the Licensor an annual fee in the following amounts which shall be fully creditable against Milestones 2 through 5 as set forth on Schedule C attached hereto: (a) Year 1 - *** (b) Year 2 - *** (c) Year 3 - *** (d) Year 4 and thereafter - ***.

4.7 On sales of Licensed Products by the Company to Affiliates or related parties that are end users of such Licensed Products, the value of Net Sales attributed under this Article 4 shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products at or about the time of such transaction.

4.8 No multiple royalties shall be payable because the use, lease or sale of any Licensed Product or Licensed Process is, or shall be, covered by more than one valid and unexpired claim contained in the Patent Rights. In addition, royalties shall be paid for a Licensed Product or Licensed Process based upon only one of paragraphs 4.2 or 4.3 above (that is, royalties on direct sales of a Licensed Product or Licensed Process by the Company or its Affiliates shall be based only on paragraph 4.2, while royalties on sales of a Licensed Product or Licensed Process by the Company's sublicensees shall be based only on paragraph 4.3, so as to avoid double counting).

4.9 In the event that a Licensed Product is sold in the form of a combination product containing one or more products or technologies that are themselves not a Licensed Product, the Net Sales for such combination product shall be calculated by multiplying ***. In the case of a combination product which includes one or more Licensed Products, the Net Sales for such combination product upon which the royalty due to the Licensor is based shall not be less than the normal aggregate Net Sales for such Licensed Product.

4.10 Royalty payments shall be paid in United States dollars in New York, New York or at such other place as the Licensor may reasonably designate consistent with the laws and regulations controlling in any foreign country. Any withholding taxes that the Company, its Affiliate or any sublicensee shall be required by law to withhold on remittance of the royalty payments shall be deducted from such royalty payment to the Licensor. The Company shall furnish the Licensor with the original copies of all official receipts for such taxes. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at Citibank, N.A. in New York, New York on the last business day of the calendar quarterly reporting period to which such royalty payments relate. The Company will reasonably cooperate with the Licensor in the Licensor's effort to avoid a double taxation, provided however that the Company shall not be required to pay any sums to or on behalf of the Licensor pursuant to this section 4.10. Such assistance shall not be interpreted to include the assistance or cooperation by the Company in any illegal activity or tax evasion by the Licensor.

4.11 Royalties payable to the Licensor shall be paid quarterly on or before forty-five (45) days from the end of each such calendar quarter. Each quarterly payment shall be for unpaid royalties that accrued within or prior to the Company's two most recently completed fiscal quarters.

4.12 Payment obligations shall be due with respect to any sale or sublicense covering any Licensed Product in the Territory

4.13 To the extent that the Company or any Affiliate of the Company is required, by order or judgement of any court to obtain in any jurisdiction any license from a third party in order to make, use or sell any Licensed Product or Licensed Process, then up to *** of the royalties payable hereunder with respect to such Licensed Product or Licensed Process in such jurisdiction may be deducted from royalties otherwise payable to the Licensor hereunder, provided that in no event shall the aggregate royalties payable to the Licensor in any quarterly period in such jurisdiction be reduced by more than *** as a result of such deduction, and provided further that any excess deduction remaining as a result of such limitation may be carried forward to subsequent periods.

4.14 In the event that the Licensor or any sublicensee registers, makes, has made, uses, leases, markets and/or sells any product in Germany, Switzerland, Greece, Sweden, Norway, Finland, Denmark, the United Kingdom, Ireland, France and/or Benelux, which incorporates information or know-how provided to the Licensor by the Company pursuant to paragraph 5.1 hereof, then the Licensor shall pay to the Company royalties in an amount equal to *** of Net Sales by the Licensor or any such sublicensee and *** of any lump-sum payments received by the Licensor from such sublicensee. Notwithstanding the foregoing, any novel indication (which is defined as any indication different from intraperitoneal dialysis and not included in the Field of Use and/or in the Field of Not Novel Indications) discovered by the Company shall be and remain the property of the Company for which it shall have exclusive world-wide rights to such indication.

4.15(a) In the event that the Company develops proprietary information and data including but not limited to pre-clinical studies and clinical studies with applications outside the Field of Use and/or in the Field of Not Novel Indications ("Company Proprietary Information"), the Licensor shall be entitled to use the Company Proprietary Information within the Field of Use and/or in the Field of Not Novel Indications and outside the Territory but excluding those territories referred to in Section
         4.14 above. In consideration for the use of the Company Proprietary Information, the Licensor shall pay the Company a fee in U.S. dollars equal to *** of the Company's expenses actually incurred for such information and data development, payable upon delivery thereof by the Company to the Licensor. The Licensor shall not be entitled to sublicense, assign, transfer, market or commercially exploit the Company Proprietary Information. The provisions of this section 4.15, shall not limit the Company's right to receive royalties pursuant to
         Section 4.14 above.

     (b) In the event that the Licensor discovers and develops novel indications outside the Field of Use and/or in the Field of Not Novel Indications but including the field of interperitoneal dialysis, the Licensor may have the option to purchase any relevant Company Proprietary Information relating thereto. In consideration for the use of the Company Proprietary Information, the Licensor shall pay the Company a fee in U.S. dollars equal to *** of the Company's expenses actually incurred for such information and data development, payable upon delivery thereof by the Company to the Licensor.

ARTICLE 5 - REPORTS AND RECORDS
-------------------------------

5.1 The Company agrees to update the Licensor at least quarterly as to the Company's activities related to the Invention including, without limitation, the following: (a) the results of any research and development of the Invention conducted by the Company and (b) the Company's efforts to obtain approval from the FDA to market and sell Licensed Products.

5.2 The Company shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to the Licensor by way of royalty as aforesaid. Said books of account shall be kept at the Company's principal place of business and the supporting data shall be available to the Licensor up to twice per year upon reasonable notice to the Company, for five years following the end of the calendar year to which they pertain, for inspection by an auditor selected by the Licensor, except one to whom the Company has reasonable objection, for the purpose of verifying the Company's royalty statement or compliance in other respects with this License Agreement. If an inspection shows an under reporting or underpayment in excess of the greater of *** *** of royalties payable for any 12 month period, then the Company shall reimburse the Licensor for the cost of the inspection at the time the Company pays the unreported royalties, including any late charges as required by paragraph 5.5 of this Agreement. All payments required under this Article 5 shall be due within 60 days of the date the Licensor provides the Company notice of the payment due.

5.3 Within 45 days from the end of each quarter of each calendar year, the Company shall deliver to the Licensor complete and accurate reports, giving such particulars of the business conducted by the Company during the preceding quarter under this License Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

5.3.1 All Licensed Products and Licensed Processes used, leased or sold, by or for the Company, its Affiliates or any sublicensees.

5.3.2 Total amounts invoiced for Licensed Products and Licensed Processes used, leased or sold, by or for the Company, its Affiliates or any sublicensees.

5.3.3    Deductions applicable in computing "Net Sales" as defined in Paragraph
         1.6.

5.3.4 Total royalties due based on Net Sales by or for the Company, its Affiliates or any sublicensee, any lump sum payment due to the Licensor, pursuant to paragraphs 4.2 - 4.3.

5.3.5    Names and addresses of all sublicensees and Affiliates of the Company.

5.3.6 On an annual basis, the Company's year-end audited financial statements.

5.4 With each such quarterly report submitted, the Company shall pay to the Licensor the royalties due and payable under this Agreement. If no royalties shall be due, the Company shall not be required to make a report pursuant to this Article 5.

5.5 Amounts that are not paid when due and that are not the subject of a bona fide dispute shall accrue interest from the due date until paid, at a rate equal to the then prevailing prime rate of Citibank, N.A., plus two percent (2%).

5.6 The Company agrees to forward to the Licensor semi-annually a copy of any report, which is in substance similar to the report required by this Article 5, received from any sublicensee as well as any other documents received from any sublicensee as the Licensor may reasonably request, as may be pertinent to an accounting of royalties.

5.7 The Licensor agrees to hold in confidence each report delivered by the Company pursuant to this Article 5 until the termination of this Agreement. Notwithstanding the foregoing, the Licensor may disclose any such information required to be disclosed pursuant to any judicial, administrative or governmental request, subpoena, requirement or order, provided that the Licensor takes reasonable steps to provide the Company with the opportunity to contest such request, subpoena, requirement or order.

ARTICLE 6 - PATENT PROSECUTION AND MAINTENANCE
----------------------------------------------

6.1 Within three months from the execution of this Agreement the parties shall set forth a procedure by which the Licensor will monitor the Patents and Patent Rights as set forth in Schedule A hereto (as the same may be amended or supplemented from time to time after the date hereof), for which the Company will be responsible to diligently prosecute and maintain in the Territory the Patent Rights including, but not limited to, the filing of patent applications for inventions and improvements to the Invention, discovered by the Licensor or the Company, utilizing such patent counsel as may be mutually agreed upon by the parties hereto. The Company agrees to keep the Licensor reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities and to consult in good faith with the Licensor and take into account the Licensor's comments and requests with respect thereto. Both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of patents pursuant to this Agreement.

6.2 The Company may, in its discretion, elect to abandon any patent application or issued patent comprising the Patents Rights, in which case the Company shall make no further use of such Patent Rights and shall have no further royalty obligation to the Licensor in respect of any Licensed Products and Licensed Processes the manufacture, use or sale of which is covered by an issued claim of such abandoned Patent Rights. Prior to any such abandonment, the Company shall give the Licensor at least 60 days notice and a reasonable opportunity to assume prosecution of such Patent Rights. In such event, the Licensor shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense and the Company shall then make no further use of any such Patent Rights and shall have no royalty or other obligation to the Licensor in respect of any Licensed Products and Licensed Processes, the manufacture, use or sale of which is covered by an issued claim of such Patent Rights. The Company agrees to cooperate in such activities, including execution of any assignment or other documents necessary to enable the Licensor to obtain and retain sole ownership and control of such Patent Rights.

ARTICLE 7 - TERMINATION
-----------------------

7.1 If the Company shall become bankrupt, or shall file a petition in bankruptcy, or if the business of the Company shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the act of the Company or otherwise, this License Agreement shall automatically terminate.

7.2 In the event that the Company fails to make payment to the Licensor of royalties due in accordance with the terms of this Agreement, provided such failure to make payment is not as a result of a bona fide dispute between the Licensor and the Company, the Licensor shall have the right to terminate this License Agreement within 60 days after giving said notice of termination unless the Company shall pay to the Licensor, within the 60-day period, all such royalties due and payable. Subject to Article 8, upon the expiration of the 60-day period, if the Company shall not have paid all such royalties due and payable, the rights, privileges and license granted hereunder shall, at the option of the Licensor, immediately terminate.

7.3 Upon any material breach or default of this License Agreement by the Company, other than as set forth in Paragraphs 7.1 and 7.2 hereinabove, the Licensor shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder upon giving 60 days notice to the Company. Such grounds for termination include, but shall not be limited to, the Licensor's reasonable determination that the Company is not using its reasonable best efforts to develop the Invention and keep Licensed Products or Licensed Processes reasonably available to the public after commercial use commences. Such termination shall become effective immediately unless the Company shall have cured any such breach or default prior to the expiration of the 60-day period referred to above. Notwithstanding the foregoing, in the case of any sublicensee, assignee, transferee, or third party ("Third Party"), the Company shall be entitled to cure the breach within the aforementioned sixty (60) day period or terminate its agreement with the Third Party as a result of such a breach. In either of such events, the Licensor shall not have the right to terminate this Agreement, it being agreed that the Licensor shall only be entitled to terminate this Agreement as a result of a breach by a Third Party in circumstances where the Company allows the breach to continue without curing same or terminating its agreement with the Third Party.

7.4 The Company shall have the right at any time to terminate this Agreement in whole or as to any portion of the Patent Rights by giving 60 days notice thereof in writing to the Licensor. In the event of termination pursuant to this Section 7.4, the Company shall transfer the INDs/NDAs/registrations/marketing authorizations in its possession or in possession of its sublicensees to the Licensor or to a Licensor's designee. In consideration of the transfer of such information, the Licensor shall pay to the Company a lump sum payment in U.S. dollars equal to 25% of the expenses actually incurred by the Company from the development of the Invention.

7.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination or obligations under Articles 5, 8, 9, 10, 15 and 16. The Company and/or any sublicensee thereof may, however, at any time after the effective date of such termination and continuing for a period not to exceed six months thereafter, sell all completed Licensed Products, and any Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that the Company shall pay or cause to be paid to the Licensor the royalties thereon as required by Article 4 of this License Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

7.6 If not terminated sooner, this Agreement shall terminate upon the later to occur of (a) the date of the last to expire claim contained in the Patent Rights and (b) the date that is 10 years from the first commercial sale of a Licensed Product.

7.7 Upon termination of this Agreement, except pursuant to 7.6 hereof, the Company shall have no future rights to the Patent Rights and Know-how granted hereunder, and shall make no further use thereof, including the manufacture, use or sale of Licensed Products or Licensed Processes, except as otherwise set forth herein.

7.8 If at any time on or before the fourth anniversary of the Effective Date, the Board of Directors of the Company shall determine, in its sole discretion not to proceed with the further development of the Patent Rights and Know-how then the Company shall no longer have any right, title and interest in the Patent Rights and Know-how

ARTICLE 8- ARBITRATION
----------------------

8.1 Any dispute arising from or relating to this Agreement shall be determined by valid and binding arbitration in London, United Kingdom and shall be conducted in the English language.

8.2 Any claim, dispute, or controversy concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder shall be resolved in court having jurisdiction thereof.

8.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, the arbitrators shall, to the extent possible, resolve all issues other than validity, enforceability, and infringement. In any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, in any proceeding to enforce any arbitration award hereunder, or in any proceeding otherwise arising out of any such arbitration award.

8.4 The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the Arbitrator. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS
------------------------------------------

9.1 The Company and the Licensor shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

9.2 During the term of this Agreement, the Company shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, the Licensor hereby agrees that the Company may join the Licensor as a party in any such suit, without expense to the Licensor. No settlement, consent judgment or other voluntary final disposition of any such suit that would adversely affect the rights of the Licensor may be entered into without the consent of the Licensor, which consent shall not be unreasonably withheld. The Company shall indemnify and hold the Licensor harmless against any costs, expenses or liability that may be found or assessed against the Licensor in any such suit other than resulting from the Licensor's gross negligence, recklessness or willful misconduct.

9.3 In the event that a claim or suit is asserted or brought against the Company alleging that the manufacture or sale of any Licensed Product by the Company, an Affiliate of the Company, or any sublicensee, or the use of such Licensed Product by any customer of any of the foregoing, infringes proprietary rights of a third party, the Company shall give written notice thereof to the Licensor. The Company may, in its sole discretion, modify such Licensed Product to avoid such infringement and/or may settle on terms that it deems advisable in its sole discretion, subject to paragraph 9.2. Otherwise, the Company shall have the right, but not the obligation, to defend any such claim or suit. In the event the Company elects not to defend such suit, the Licensor shall have the right, but not the obligation to do so at its sole expense.

9.4 Any recovery of damages by the Company, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the Company relating to the suit and then to the Licensor for any royalties credited in accordance with paragraph 9.5. The balance remaining from any such recovery shall be shared by the Licensor and the Company seventy percent (70%) to the Company and thirty percent (30%) to the Licensor.

9.5 The Company may credit up to fifty percent (50%) of any reasonable litigation costs incurred by the Company in any country pursuant to this Article 9 and up to 50% of all amounts paid in judgement or settlement of litigation within the scope of this Article 9 against royalties payable to the Licensor hereunder for such country and apply the same toward one-half of its actual, reasonable out-of-pocket litigation costs. If one-half of such litigation costs in such country exceeds 50% of royalties payable to the Licensor in any year in which such costs are incurred than the amount of such costs, expenses and amounts paid in judgement or settlement, in excess of 50% of the royalties payable to the Licensor shall be carried over and credited against royalty payments in future years for such country.

9.6 If within 90 days from receipt of notice by the Company of any alleged infringement, the Company shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if the Company shall notify the Licensor, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, the Licensor shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and the Licensor may, for such purposes, join the Company as a party plaintiff. The total cost of any such infringement action commenced solely by the Licensor shall be borne by the Licensor and the Licensor shall keep any recovery or damages for infringement or otherwise derived therefrom and such shall not be applicable to any royalty obligation of the Company.

9.7 In any suit to enforce and/or defend the Patent Rights pursuant to this License Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE 10 - LIMITATION OF LIABILITY, INDEMNITY
-----------------------------------------------

10.1 Other than as set forth in Article 2 hereof, the Licensor, by this License Agreement, makes no representations or warranties as to the validity and/or breadth of the inventions contained in the Patent Rights and the Company so acknowledges. Other than as set forth in
         Article 2, the Licensor, by this License Agreement makes no representations or warranties as to patents now held or which will be held by others in the field of the Licensed Products and/or Licensed Processes for a particular purpose.

10.2 Except as may be expressly provided herein, the licensor does not make, and expressly disclaims any warranties, either express or implied, oral or written, as to merchantability or fitness for a particular purpose.

10.3 The Company agrees to defend, indemnify and hold the Licensor harmless from and against all liability, demands, damages, including without limitation, expenses or losses including death, personal injury, illness or property damage (each a "Claim") arising directly or indirectly: (a) out of use by the Company or its transferees of inventions licensed or information furnished under this License Agreement or (b) out of any use, sale or other disposition by the Company or its transferees of Patent Rights, Licensed Products or Licensed Processes, except to the extent, in each such case, that such Claim results from or arises out of the Licensor's gross negligence, recklessness or willful misconduct. The Company agrees that any sublicense agreement it enters relative to the Licensed Products and/or Licensed Processes shall contain a covenant by such sublicensee providing for the indemnification of the Licensor as provided in this Article.

ARTICLE 11 - ASSIGNMENT
-----------------------

This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other, which consent shall not be unreasonably withheld. Any such purported assignment, without the written consent of the other party, shall be null and of no effect. Notwithstanding the foregoing, either party may assign this Agreement (a) to a purchaser, merging or consolidating corporation, or acquiror of substantially all of the party's assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or (b) to an Affiliate of the party subject to the consent of the other party which consent shall not be unreasonably withheld.

ARTICLE 12 - PAYMENT OF FEES AND EXPENSES
-----------------------------------------

Each of the Company and the Licensor shall be responsible for their own expenses relating to the preparation and consummation of this Agreement and the agreements and transactions contemplated hereby.

ARTICLE 13 - USE OF NAMES AND PUBLICATION
-----------------------------------------

13.1 Nothing contained in this Agreement shall be construed as granting any right to the Company or its Affiliates to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the Licensor or any of its units (including contraction, abbreviation or simulation of any of the foregoing) without the prior, written consent of the Licensor; provided, however, that the Licensor acknowledges and agrees that the Company may use the name of the Licensor in various documents used by the Company for capital raising and financing without such prior written consent where the use of such names may be required by law. The Company agrees to promptly provide the Licensor with a copy of any documents used by the Company, which contain the name of the Licensor.

13.2 Nothing herein shall be deemed to establish a relationship of principal and agent between the Licensor and the Company, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as creating a partnership between the Licensor and the Company, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

13.3 In the event that the Licensor desires to publish or disclose, by written, oral or other presentation, Know-how, Patent Rights, or any material information related thereto then the Licensor shall use its best efforts to notify the Company in writing by facsimile where confirmed by the receiving party, and/or by certified or registered mail (return receipt requested) of its intention at least 60 days prior to any speech, lecture or other oral presentation and at least 60 days before any written or other publication or disclosure. The Licensor shall include with such notice a description of any proposed oral presentation or, in any proposed written or other disclosure, a current draft of such proposed disclosure or abstract. The Company may request that the Licensor, no later than 30 days following the receipt of such notice, delay such presentation, publication or disclosure in order to enable the Company to file, or have filed on their behalf, a patent application, copyright or other appropriate form of intellectual property protection related to the information to be disclosed or request that the Licensor does so. Upon receipt of such request to delay such presentation, publication or disclosure, the Licensor shall arrange for a delay of presentation, publication or disclosure until the earlier to occur of (a) to 90 days and (b) such time as the Company or the Licensor has filed, or has had filed on its behalf, such patent application, copyright or other appropriate form of intellectual property protection in form and in substance reasonably satisfactory to the Company and the Licensor. If the Licensor does not receive any such request from the Company to delay such presentation, publication or disclosure, the Licensor may submit such material for presentation, publication or other form of disclosure.

ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
-------------------------------------------------------

Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile if confirmed in writing, in each case effective upon receipt, at the addresses below or as otherwise designated by written notice given to the other party:

         In the case of the Licensor:
                  Alfa Wassermann S.p.A.
                  Via Ragazzi del '99 no. 5
                  40133 Bologna - Italy
                  Tel: 051/6489511
                  Fax: 051/387914
                  Attn.: General Management

         In the case of the Company:
                   Partec Ltd.
                   216 Jaffa Rd.
                   Sha'arei Ha'ir
                   Jerusalem, Israel 94383
                   Tel: 011-972-2-537-4997
                   Fax: 011-972-2-537-5098
                   Attn: _________________

Any payment shall be made by SWIFT.

ARTICLE 15 - CONFIDENTIALITY
----------------------------

15.1 Any proprietary or confidential information relating to the Invention (including but not limited to Know-how and patent prosecution documents relating to Patent Rights) collectively constitute the "Confidential Information." The Company and the Licensor agree that they will not use the Confidential Information for any purpose unrelated to this Agreement, and will hold it in confidence during the term of this Agreement and for a period of five years after the termination or expiration date of this Agreement. The Company and the Licensor shall exercise with respect to such Confidential Information the same degree of care as the Company and the Licensor exercise with respect to their own confidential or proprietary information of a similar nature, and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of confidentiality as the Company and Licensor are bound by pursuant to this Agreement). However, such undertaking of confidentiality by the Company or the Licensor shall not apply to any information or data which:

15.1.1 The receiving party receives at any time from a third party lawfully in possession of same and having the right to disclose same.

15.1.2 Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the receiving party.

15.1.3 Is independently developed by the receiving party as demonstrated by written evidence without reference to information disclosed to the receiving party.

15.1.4 Is disclosed pursuant to the prior written approval of the disclosing party.

15.1.5 Is required to be disclosed pursuant to law or legal process (including, without limitation, to a governmental authority) provided, in the case of disclosure pursuant to legal process, reasonable notice of the impending disclosure is provided to the disclosing party and disclosing party has agreed to such disclosure in writing or has exhausted its right to contest such disclosure.

ARTICLE 16 - MISCELLANEOUS PROVISIONS
-------------------------------------

16.1 This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Courts of London, England, without regard to principles of conflicts of laws.

16.2 Any and all proceedings, documents and other communications or correspondences shall be in the English language.

16.3 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Company shall assume all legal obligations to do so and the costs in connection therewith.

16.4 The Company shall observe all applicable United States and foreign laws with respect to the use, sale, manufacture and transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the regulations of the Food and Drug Administration and its foreign equivalents, the International Traffic in Arms Regulations (ITAR), the Export Administration Regulations.

16.5 The parties hereto acknowledge that this Agreement, including the Appendices and documents incorporated by reference, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the parties hereto.

16.6 The provisions of this License Agreement are severable, and in the event that any provision of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.7 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this License Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

16.8 The headings of the several articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16.9 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

16.10 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

16.11 Each party hereto shall be excused from any breach of this Agreement which is proximately caused by governmental regulation, act of war, strike, act of God or other similar circumstance normally deemed outside the control of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, in triplicate by proper persons thereunto duly authorized.

COMPANY                                 LICENSOR


By: /s/ Morris Laster                   By: /s/ Andrea Golinelli
   --------------------------------        -------------------------------------
Name: Morris Laster MD                  Name: Andrea Golinelli

Title: CEO                              Title: General Manager

Date: November 15, 1998                 Date: November 12th, 1998

                                  SCHEDULE A
                           to the LICENSE AGREEMENT
                                    between
                             ALFA WASSERMANN S.p.a
                                      and
                                  PARTEC LTD

PATENTS
-------

with reference to paragraphs 1.2; 1.2.1; 1.2.2

1.    Licensor Reference    #S 59 -
      Title: "Heparin Derivatives and Process for Their Preparation"
      Inventors: S. Piani, G.F. Tamagnone, R.R. Alpino, M.R. Milani, M. Fantuz
      Owner: Alfa Wassermann S.p.A.

STATE        FILING DATE   FILING NO.    GRANT DATE    GRANT NO.    EXP. DATE

U.S.A.         05/26/89     357.548       04/23/91      5010063     05/25/09
Canada         06/09/89     602.338       10/27/92      1309402     10/27/09
Australia      05/24/89     35128/89      09/29/91      611.028     05/24/09
Japan          06/09/89     148211/89     01/11/96      2008236     06/09/09
New Zealand    05/22/89     229212        06/21/91      229.212     05/22/05
South Africa   05/23/89     89/3882       02/28/90      89/3882     05/23/09


2.    Licensor Reference #S 61 -
      Title: "Heparinic Derivatives and Process for Their Preparation"
      Inventors: S. Piani, G.F. Tamamgnone, R.R. Alpino, M.R. Milani, M. Fantuz
      Owner: Alfa Wassermann S.p.A.


STATE        FILING DATE   FILING NO.   GRANT DATE   GRANT NO.    EXP. DATE

U.S.A.         09/01/90     462462       04/14/92     5104860     01/09/10
Canada         01/11/90     2007616      05/14/96     2007616     01/11/10
Australia      01/29/90     4858/90      09/02/91     610034      01/29/10
Japan          01/29/90     20343/90     07/28/95     1956469     01/29/10
New Zealand    01/15/90     232115       09/26/91     232115      01/15/06
South Africa   01/15/90     90/0263      10/31/90     90/0263     01/15/10

                                       a

3.    Licensor Reference #S 63 -
      Title: "Salts of GAGs With Esters of Aminoacids, Preparations thereof and Pharmaceuticals Formulations Containing Them"
      Inventors: M. Cristofori, E. Marchi, L.G. Rotini
      Owner: Alfa Wassermann S.p.A.

STATE   FILING DATE     FILING NO.    GRANT DATE     GRANT NO.     EXP DATE

Japan     11/12/91       295/839       08/22/96       2550452      11/12/11

4.    Licensor Reference #S 64 -
      Title: "Pharmaceutical Compositions Containing Orally Absorbable Glycosaminoglycans"
      Inventors: M. Cristofori E. Marchi, L.G. Rotin,
      Owner: Alfa Wassermann S.p.A.

STATE   FILING DATE     FILING NO.    GRANT DATE     GRANT NO.     EXP DATE

U.S.A.     01/15/92     821455          10/12/93      5252339      01/15/12
Canada     01/22/92     2059865                                    01/22/12
Japan      01/29/92     13943/1992      02/26/96      2025632      01/29/12

5.    Licensor Reference #S 68 -
      Title: "Use of Glycosaminoglycans in the Treatment of Diabetic Nephropathy and Diabetic Neuropathy"
      Inventors: E. Marchi and G.F. Tamagnone
      Owner: Alfa Wassermann S.p.A.

STATE   FILING DATE     FILING NO.    GRANT DATE     GRANT NO.     EXP DATE

U S.A      04/20/92       871.048       08/17/93      5236910      04/20/12
Canada     04/20/92       2066785                                  04/22/12

                                       b

6.    Licensor Reference #S 70 -
      Title: "Semi-synthetic Glycosaminoglycans with Heparin or Heparan Structure of (alpha)-L-iduronic-2-O-sulfate acid Modified in Position 2"
      Inventors: S. Piani, E. Marchi and G.F. Tamagnone, F. Ungarelli
      Owner: Alfa Wassermann S.p.A.

STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

U.S.A.          04/13/93     046.248       04/07/95     51430133      04/13/13
Canada          04/01/93     2093147                                  04/10/13
Australia       04/13/93     36895/93      08/01/95      658.498      04/13/13
Japan           04/16/93     89976/1993                               04/16/13
New Zealand     03/18/93     247.196       06/20/95      247.196      03/18/13
South Africa    03/12/93     93-1798       01/26/94      93-1798      03/12/13


7.    Licensor Reference #S 71 -
      Title "Semi-synthetic Glycosaminoglycans containing -L-galacturonic acid Substituted with Nucleophilic Groups in Position 3"
      Inventors: S. Piani, E. Marchi and G.F. Tamagnone, F. Ungarelli
      Owner: Alfa Wassermann S.p.A.

STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

U.S.A.          04/13/93     046.247       04/07/95     5430132       04/13/13
Canada          04/01/93     2093148                                  04/10/13
Australia       04/13/93     36896/93      08/01/95     658.499       04/13/13
Japan           04/16/93     89977/1993                               04/16/13
New Zealand     03/18/93     247.197       06/20/95     247.197       03/18/13
South Africa    03/12/93     93-1799       02/23/94     93-1799       03/12/13


8.    Licensor Reference #S 74 -
      Title: "Process for Synthesis of Glycosaminoglycans with Heparin or Hepatran Structure Modified in Position 2 of the
      (alpha)-L-iduronic-20-sulfate acid"
      Inventors: F. Ungarelli and S. Piani
      Owner: Alfa Wassermann S.p.A.


STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

U.S.A.          03/07/94     206.980       04/11/95     5405949       03/07/14
Canada          02/03/94     2114862                                  02/03/14
Australia       02/10/94     55085/94      03/23/96     664.939       02/10/14
Japan           03/29/94     59447/1994                               03/29/14
New Zealand     02/03/94     250.815       06/04/96     250.815       02/03/14
South Africa    02/11/94     94/0970       10/26/94     94/0970       02/11/14

                                       c

9.    Licensor Reference #S 75 -
      Title: "Process for Synthesis of Glycosaminoglycans Containing (alpha)-L-galacturonic acid Substituted with Nucleophilic Groups in Position 3"
      Inventors: F. Ungarelli and S. Piani
      Owner: Alfa Wassermann S.p.A.


STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

U.S.A.          03/07/94     207.140       04/25/95     5410039       03/07/14
Canada          02/03/94     2114863                                  02/03/14
Australia       02/10/94     55084/94      03/26/96     664.938       02/10/14
Japan           03/29/94     59448/1994                               03/29/14
New Zealand     02/03/94     250.816       06/04/96     250.816       02/03/14
South Africa    02/09/94     94/0892       01/26/94     94/0892       02/09/14


10.   Licensor Reference #S 78 -
      Title: "Method of Treatment Diabetic Neuropathy By Means of Sulodexide and of Medicines Containing it"
      Inventors: E. Marchi and G.F. Tamagnone
      Owner: Alfa Wassermann S.p.A.


STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

U.S.A.          4/14/94      227502        03/05/96     5496807       04/14/14
Canada          03/23/94     2120062                                  03/28/14
Japan           04/28/94     1713/1994                                04/28/14

11.   Licensor Reference #8 90 -
      Title: "Use of Sulodexide and of Medicines Containing it for the Treatment of Diabetic Retinopathy"
      Inventors: E. Palazzini and F. Rubbi
      Owner: Alfa Wasserman S.p.A.


STATE        FILING DATE   FILING NO.    GRANT DATE     GRANT NO.     EXP. DATE

Italy*          04/15/984    B098A         000239                     04/15/18

* In case of abroad territorial extension of this patent application and to claim the priority rights, it will be necessary to carry out the extension procedure prior to April 15, 1999.

COMPANY                                 LICENSOR


By: /s/ Morris Laster                   By: /s/ Andrea Golinelli
   --------------------------------        ------------------------------
Name: Morris Laster, MD                 Name: Andrea Golinelli

Title: CEO                              Title: General Manager

Date: November 15, 1998                 Date: November 12th, 1998

                                       d

                                  SCHEDULE B
                           to the LICENSE AGREEMENT
                                    between
                             ALFA WASSERMANN S.p.a
                                      and
                                  PARTEC LTD

WITH REFERENCE TO ART. 2.4 HEREWITH ATTACHED THE LIST OF DOCUMENTATION.



COMPANY                                 LICENSOR


By: /s/ Morris Laster                   By: /s/ Andrea Golinelli
   --------------------------------        -------------------------------------
Name: Morris Laster MD                  Name: Andrea Golinelli

Title: CEO                              Title: General Manager

Date: November 15, 1998                 Date: November 12th, 1998

                                  SCHEDULE C
                           to the LICENSE AGREEMENT
                                    between
                             ALFA WASSERMANN S.p.a
                                      and
                                  PARTEC LTD

PERFORMANCE MILESTONE PAYMENTS
------------------------------

The Company shall make the following payments (the "Milestone Payments") which shall be creditable against or deductible from all payments due from the Company to the Licensor earned pursuant to articles 4.2 and/or 4.3:

MILESTONE                                                         AMOUNT
---------                                                         ------

1.   Effective Date                                               $ ***

2.   Approval of the first Company sponsored
     Investigational New Drug Application ("IND")
     for a Licensed Product by the FDA                            $ ***

3.   Initiation of the first Company sponsored
     Phase III clinical trial for a Licensed Product              $ ***

4.   The first filing of a New Drug Application
     ("NDA") by the Company or a Sublicensee of
     the Company with the FDA (Schedule D)                        $ ***

5.   The first final approval by the FDA of an
     NDA for a Licensed Product (Schedule D)                        ***


COMPANY                                 LICENSOR


By: /s/ Morris Laster                   By: /s/ Andrea Golinelli
   --------------------------------        -------------------------------------
Name: Morris Laster MD                  Name: Andrea Golinelli

Title: CEO                              Title: General Manager

Date: November 15, 1998                 Date: November 12th, 1998

                                  SCHEDULE D
                           to the LICENSE AGREEMENT
                                    between
                             ALFA WASSERMANN S.p.a
                                      and
                                  PARTEC LTD


Payable in cash or equity at the discretion of the Company. The Company shall only be entitled to make payments in equity if the Company is a publicly traded company. Any equity payments payable hereunder shall be priced at the average closing price of the common stock of the Company for the ten (10) consecutive trading days immediately preceding the date of achievement of any such milestone or the date upon which any such payment becomes due, whichever is earlier


COMPANY                                 LICENSOR


By: /s/ Morris Laster                   By: /s/ Andrea Golinelli
   --------------------------------        -------------------------------------
Name: Morris Laster, MD                 Name: Andrea Golinelli

Title: CEO                              Title: General Manager

Date: November 15, 1998                 Date: November 12th, 1998

                                       I